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                                                                      Exhibit 24

                                POWER OF ATTORNEY

       Each person whose signature appears below constitutes and appoints Ronald
H. Spair and Jack E. Jerrett, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution, in any and all capacities, to sign a registration statement on Form S-8 to be filed by OraSure Technologies, Inc., relating to 1,800,000 shares of its common stock to be issued pursuant to the OraSure Technologies, Inc. 2000 Stock Award Plan, and any and all amendments (including post-effective amendments) to such registration statement, and to file the same, with exhibits, with the Securities and Exchange Commission. In addition, the undersigned grants unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done.

       IN WITNESS WHEREOF, this power of attorney has been signed by the following persons in the capacities indicated as of May 20, 2002.


/s/ Michael J. Gausling                          President, Chief Executive
-----------------------------------------        Officer and Director
Michael J. Gausling

/s/ William W. Crouse                            Director
-----------------------------------------
William W. Crouse

/s/ Carter H. Eckert                             Director
-----------------------------------------
Carter H. Eckert

/s/ Frank G. Hausmann                            Director
-----------------------------------------
Frank G. Hausmann

/s/ Richard J. Lane                              Director
-----------------------------------------
Richard J. Lane

/s/ Gregory B. Lawless                           Director
-----------------------------------------
Gregory B. Lawless

/s/ Roger L. Pringle                             Director
-----------------------------------------
Roger L. Pringle

/s/ Douglas G. Watson                            Director
-----------------------------------------
Douglas G. Watson

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                             ACKNOWLEDGMENT BY AGENT

       I Ronald H. Spair, have read the above power of attorney, and I am the person identified as the attorney-in-fact and agent for the principals whose signatures appear above. I hereby acknowledge that in the absence of a specific provision to the contrary in the power of attorney or in the Pennsylvania Probate, Estates and Fiduciaries Code (20 Pa. C.S.), when I act as attorney-in-fact and agent:

       I shall exercise the power for the benefit of the principals.

       I shall keep the assets of the principals separate from my assets.

       I shall exercise reasonable caution and prudence.

       I shall keep a full and accurate record of all actions, receipts and disbursements on behalf of the principals.

*By /s/ Ronald H. Spair                 May 20, 2002
    -------------------
    Ronald H. Spair                     (Attorney-in-fact)

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